Exhibit 99.2


[GRAPHIC OMITTED]                                     NorthWestern Corporation
                                                      d/b/a NorthWestern Energy
                                                      125 S. Dakota Ave.
                                                      Sioux Falls, SD 57104
                                                      www.northwesternenergy.com


News Release                                                        NASDAQ: NWEC
FOR IMMEDIATE RELEASE

Media/Investor Relations Contact:
Roger Schrum
605-978-2848
roger.schrum@northwestern.com

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                     NORTHWESTERN BOARD ELECTS NEW OFFICERS

                     THOMAS J. KNAPP ELECTED GENERAL COUNSEL
           MICHAEL L. NIEMAN ELECTED INTERNAL AUDIT & CONTROLS OFFICER
                         PAUL J. EVANS ELECTED TREASURER

SIOUX FALLS, S.D. - Dec. 21, 2004 - NorthWestern Corporation d/b/a NorthWestern Energy (NASDAQ: NWEC) today announced that its Board of Directors has elected Thomas J. Knapp as General Counsel. In addition, Michael L. Nieman was elected Internal Audit & Controls Officer and Paul J. Evans was elected Treasurer. The officer elections are effective immediately.

Knapp is responsible for all in-house and outside legal activities for the Company, including risk management insurance and loss prevention activities, governance and compliance activities, contract administration and information development and records retention. He reports to Gary G. Drook, President and Chief Executive Officer. Knapp replaces Eric Jacobsen who has elected to leave the Company effective Jan. 1, 2005, to pursue other interests.

"During his more than two years with NorthWestern, Tom has been directly involved in the Company's successful reorganization efforts," said Drook. "He has broad experience in the energy industry and will be an important addition to NorthWestern's executive management team."

Knapp joined NorthWestern in 2002 and has 25 years of corporate and large legal firm experience with energy, transportation, retail and other industrial companies. Prior to joining NorthWestern, Knapp held management positions at The Boeing Company, The Burlington Northern and Santa Fe Railway Company and Paul, Hastings, Janofsky & Walker LLP.

Knapp holds a Juris Doctor degree from Loyola University School of Law, Chicago, Ill., and a BA, Political Science Business, from the University of Illinois, Urbana, Ill., and has completed Continuing Legal Education at the National Institute of Trial Advocacy.

Nieman's primary responsibilities are to direct NorthWestern Energy's internal audit function and control processes including Sarbanes-Oxley compliance and Enterprise Risk Management processes. In this position, Nieman will report directly to the chairman of the Audit Committee of the Board of Directors and will report administratively to Brian B. Bird, Chief Financial Officer. Nieman replaces George Boyles who recently resigned from the company to become controller of a hospital in his native Fairmont, W.Va.



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NorthWestern Board Elects New Officers
Dec. 21, 2004
Page 2



Nieman joined NorthWestern in 1992 as an accountant and has held several finance positions including most recently Director - Financial Planning & Analysis. Nieman holds a bachelor's degree in accounting from Moorhead (Minnesota) State University and is a Certified Public Accountant.

Evans joined NorthWestern as Treasurer in July 2004 after working as a financial consultant for the Company for the past two years. He reports to Bird. Evans is filling a vacant position and will head all of the Company's treasury functions including capital procurement, cash management, and credit, and will handle the Company's banking relationships.

A Certified Public Accountant, Evans has a significant financial background in the energy industry. Prior to joining NorthWestern, Evans was Vice President - Structured Finance, Valuation and Treasury Operations for Duke Energy North America. Prior to Duke Energy, Evans was Executive Director - Project Finance for NRG Energy. After serving three years in the U.S. Army, Evans graduated from Stephen F. Austin State University in Nacogdoches, Texas with a Bachelor of Business Administration - Accounting. He also holds a Master of International Management from Thunderbird, The Garvin School of International Management in Glendale, Ariz.

About NorthWestern Energy
NorthWestern Energy is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 608,000 customers in Montana, South Dakota and Nebraska. More information on NorthWestern Energy is available on the Company's Web site at www.northwesternenergy.com.

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